Haynie &
Company

Certified Public Accountants (a professional corporation)
1785 West Printers Row Salt Lake City, Utah 84119 (801) 972-4800 Fax (801) 972-8941

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement to Form S-1 Amendment No. 1 of Franchise Holdings International, Inc. of our report dated May 9, 2016, relating to our audit of the December 31, 2015 consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

Haynie & Company

Haynie & Company
Salt Lake City, Utah
September 23, 2016